Exhibit 10.62


                     ROYAL PRECISION EXECUTIVE BONUS PROGRAM
                                     FY 2003


PURPOSE OF THE PROGRAM

The purpose of the Royal Precision Executive Bonus Program is to use a combination of performance elements to focus management attention on various objectives to improve shareholder value and to reward participants for achieving those objectives.

OPERATION OF THE PROGRAM

I.   Eligibility

     A. Royal Precision managers and executives who are continuously employed from the beginning of each fiscal year through the date of payment of bonus are eligible to participate in the Royal Precision Executive Bonus Program.

     B. Royal Precision managers and executives whose employment in that capacity starts after the beginning of the fiscal year or whose employment in that capacity terminates prior to the date of payment of the bonus are eligible to participate in the Executive Bonus Program only if approved by the Chairman and CEO of Royal Precision.

II.  Basis of Distribution

     A.   Bonus Opportunity Levels

          Bonus opportunity levels are established for each participant at the beginning of the fiscal year, or on a subsequent date if employment starts after the beginning of the fiscal year. Bonus opportunity levels are assigned to each participant based on competitive rates of pay, internal equity and the ability to influence results.

     B.   Performance Elements

          Performance will be measured on the following elements:

          PERFORMANCE                                                                         TARGET
          ELEMENT                       DEFINITION                              WEIGHT         LEVEL
          -------                       ----------                              ------         -----
          EBIT                          Earnings before interest, taxes,          80%            *
                                        and non-operating items
                                        approved in advance by the
                                        Chairman and CEO.

          Operating Working             A four-quarter average of the             20%            *
          Capital per Sales Dollar      following calculation: the sum
                                        of accounts receivable and net
                                        inventories, less accounts
                                        payables (net of customer
                                        deposits) as of quarter end,
                                        divided by the annualized quarter
                                        sales.

     C.   Eligible Compensation

          Eligible compensation reflects each participant's annual base salary, or base salary paid during the period of eligibility if employment started after the beginning of the fiscal year.

III. Determination of Bonus Award

     A. The Bonus Award for each participant will be determined on the following guidelines:

* CONFIDENTIAL TREATMENT REQUESTED

          1. Actual results for each Performance Element will be determined on year- end financial results as reflected in the audited financial statements.

          2. Achievement of Bonus Targets will be based on percent of Targeted Performance attained, as summarized below and illustrated in
               Exhibit 1.*

                    PERCENT OF PERCENT OF
                    TARGETED PERFORMANCE      BONUS TARGET EARNED
                    --------------------      -------------------
                    Below 80%                          0%
                    80%                               80%
                    100%                             100%
                    115%                             115%
                    125% and above                   Linear

          3. The calculation of the Bonus Award is an annual computation. Overperformance or underperformance in any year will not be carried forward or carried backward for use in another year's computation.

     B. A hypothetical example of the calculation of a participant's Bonus Award is provided in Exhibit 1.* The exhibit shows the level to which calculations will be rounded.

IV.  Individual Performance Adjustment

     The Chairman and CEO of Royal Precision may adjust a participant's formula-derived Bonus Award upward or downward by up to 25% to reflect individual performance. The final Bonus Award for any participant may range from 75% to 125% of the formula-derived bonus award calculated from Exhibit 1.*

V.   Payment of Bonus Awards and Discretionary Bonuses

     Bonus Awards and any Discretionary Special Bonuses will be paid within 60 days following the end of the Company's fiscal year and after receipt of audited financial statements.

VI.  Unexpected Changes in Operations or Unusual Adjustments

     In the event of major unexpected changes in operations or unusual adjustments during the fiscal year, Company management may recommend adjustments or changes to the approved bonus program. The Chairman and CEO of Royal Precision will have final approval on any adjustments or changes to the approved program.

VII. General Provisions

     A. The Royal Precision Bonus Program is implemented solely at the discretion of the Company, subject to approval by the Compensation Committee who reserves the right to amend, modify, suspend, or terminate the Bonus Program.

     B. Bonus Awards are totally separate from all other Company benefits. They will not be used as a basis for determining levels of any other benefit such as vacation pay, life insurance coverage, future bonus pay, etc.

     C. Establishment of the Royal Precision Bonus Program shall not be construed as conferring any legal rights upon any employee or any person for continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee without regard to the effect such discharge might have upon the employee's eligibility or receipt of benefits through the Corporate Bonus Program.

*    EXHIBIT 1 OMITTED AS HYPOTHETICAL AND CONFIDENTIAL TREATMENT REQUESTED.